Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to us in this Registration Statement on Form N-1A of PIMCO Equity Series under the heading “Independent Registered Public Accounting Firm”.

PricewaterhouseCoopers LLP

Kansas City, Missouri

June 21, 2017